UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 30, 2013

MURPHY OIL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8590	71-0361522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street, El Dorado, AR		71731-7000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (870) 862-6411

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2013, Murphy Oil Corporation (“Murphy Oil”) completed the previously announced spin-off of its U.S. retail marketing business through the distribution to its stockholders of record of all the shares of common stock of Murphy USA Inc. (“Murphy USA”). In the distribution, Murphy Oil distributed to its stockholders one share of Murphy USA common stock for every four shares of Murphy Oil common stock outstanding as of 5:00 p.m. New York City time on August 21, 2013, the record date for the distribution.

In connection with the spin-off, Murphy Oil entered into several definitive agreements with Murphy USA that, among other things, effect the spin-off and provide a framework for its relationship with Murphy USA after the spin-off, including the following agreements:

•    Separation and Distribution Agreement;
•    Tax Matters Agreement;
•    Transition Services Agreement;
•    Employee Matters Agreement; and
•    Trademark License Agreement.

Separation and Distribution Agreement. The Separation and Distribution Agreement governs the terms of the spin-off of the U.S. retail marketing business from Murphy Oil’s other businesses. Generally, the Separation and Distribution Agreement includes Murphy Oil’s and Murphy USA’s agreements relating to the restructuring steps to be taken to complete the spin-off, including the assets and rights to be transferred, liabilities to be assumed and related matters. Subject to the receipt of required governmental and other consents and approvals, in order to accomplish the spin-off, the Separation and Distribution Agreement provides for Murphy Oil and Murphy USA to transfer specified assets between the companies that will operate the U.S. retail marketing business after the distribution, on the one hand, and Murphy Oil’s remaining businesses, on the other hand. The Separation and Distribution Agreement requires Murphy Oil and Murphy USA to use reasonable efforts to obtain consents, approvals and amendments required to novate or assign the assets and liabilities that are required to be transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis. Generally, during the period in which any transfer, assignment or assumption is delayed as a result of the absence of a required consent, each of Murphy Oil and Murphy USA agree to cooperate in a mutually agreeable arrangement under which the intended transferee would, to the maximum extent possible, obtain the benefits and assume the obligations of the relevant asset, claim, right, benefit and/or liability as if the relevant transfer, assignment or assumption had taken place (including by sub-contract, sub-license or sub-lease to such transferee) or under which the transferor would, with respect to an agreement, enforce for the benefit of the transferee and at the cost of the transferee, with the transferee assuming the transferor’s obligations, the rights of the transferor against any third party thereunder.

The Separation and Distribution Agreement specifies those conditions that were required to be satisfied or waived by Murphy Oil prior to the distribution. In addition, Murphy Oil had the right to determine the date and terms of the distribution, and had the right, at any time until completion of the distribution, to determine to abandon or modify the distribution and to terminate the Separation and Distribution Agreement.

In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance and litigation responsibility and management. Generally, the Separation and Distribution Agreement provides for uncapped cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of Murphy USA’s business with Murphy USA and financial responsibility for the obligations and liabilities of Murphy Oil’s business and liabilities arising out of refineries and related facilities previously owned by Murphy Oil with Murphy Oil. The Separation and Distribution Agreement also established procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement. The Tax Matters Agreement governs Murphy Oil’s and Murphy USA’s respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify as tax-free for federal income tax purposes), tax attributes, tax returns, tax contests and certain other tax matters.

In general, under the Tax Matters Agreement, responsibility for taxes for periods prior to the distribution is allocated in the following manner:

•
with respect to any U.S. federal income taxes of the affiliated group of which Murphy Oil is the common parent, Murphy USA generally will be responsible for such taxes to the extent attributable to the U.S. marketing business and all Murphy Oil USA, Inc. federal income tax filings and Murphy Oil generally will be responsible for all other such taxes;

•
with respect to U.S. state or local income taxes, Murphy USA generally will be responsible for such taxes to the extent attributable to the U.S. marketing business and all Murphy Oil USA, Inc. income and franchise tax filings and Murphy Oil generally will be responsible for all other such taxes;

•
with respect to any U.S. state or local property taxes, Murphy USA generally will be responsible for such taxes to the extent attributable to property owned by Murphy USA or one of Murphy USA’s subsidiaries and prospectively, for any assets contributed, and Murphy Oil generally will be responsible for all other such taxes; and

•
with respect to certain non-income taxes, such as motor fuel, excise, sales and use taxes, Murphy USA generally will be responsible for such taxes to the extent attributable to the U.S. marketing business and all Murphy Oil USA, Inc. non-income tax filings, and Murphy Oil generally will be responsible for all other such taxes.

In addition, the Tax Matters Agreement imposes certain restrictions on Murphy USA and Murphy USA’s subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free status of the distribution and certain related transactions. The Tax Matters Agreement provides special rules allocating tax liabilities in the event the distribution, together with certain related transactions, is not tax-free. In general, under the Tax Matters Agreement, Murphy USA will be responsible for any taxes imposed on Murphy Oil that arise from the failure of the distribution and certain related transactions to qualify as a tax-free transaction for federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent that the failure to qualify is attributable to actions, events, or transactions relating to Murphy USA’s stock, assets or business, or a breach of the relevant representations or covenants made by Murphy USA in the Tax Matters Agreement.

The Tax Matters Agreement also sets forth Murphy Oil’s and Murphy USA’s obligations as to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

Transition Services Agreement. The Transition Services Agreement sets forth the terms on which Murphy Oil will provide to Murphy USA, and Murphy USA will provide to Murphy Oil, on a temporary basis, certain services or functions that the companies historically have shared. Transition services will include various corporate services. The agreement provides for the provision of specified transition services, generally for a period of up to 18 months, with a possible extension of 6 months (an aggregate of 24 months). Compensation for transition services will be determined using an internal cost allocation methodology based on fully loaded cost (e.g., including an allocation of corporate overhead), or, in certain cases, may be based on terms and conditions comparable to those that would have been arrived at by parties bargaining at arm’s-length.

Employee Matters Agreement. The Employee Matters Agreement governs Murphy Oil’s and Murphy USA’s compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement provides for the treatment of outstanding Murphy Oil equity awards and certain other outstanding annual and long-term incentive awards. The Employee Matters Agreement provides that, following the distribution, Murphy USA’s active employees generally no longer participate in benefit plans sponsored or maintained by Murphy Oil and commence participation in Murphy USA’s benefit plans. The Employee Matters Agreement also sets forth the general principles relating to employee matters, including with respect to the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information, and the duplication or acceleration of benefits.

The Employee Matters Agreement also provides that (i) the distribution did not constitute a change in control under Murphy Oil’s plans, programs, agreements or arrangements and (ii) the distribution and the assignment, transfer or continuation of the employment of employees with another entity did not constitute a severance event under the applicable plans, programs, agreements or arrangements.

Trademark License Agreement. The Trademark License Agreement governs the allocation of trademark rights between Murphy USA and Murphy Oil. In connection with the spin-off, Murphy Oil USA, Inc. assigned all of its rights in all trademarks incorporating the term “Murphy” to Murphy Oil. Pursuant to the Trademark License Agreement, Murphy Oil licensed to Murphy USA certain trademarks incorporating such term for use in Murphy USA’s business on a royalty-free basis.

The foregoing descriptions of these agreements are summaries of the material terms of these agreements; for the complete text of these agreements, please see the agreements filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 30, 2013, in connection with the spin-off, Murphy Oil Corporation contributed 100% of the capital stock of Murphy Oil USA, Inc. to Murphy USA Inc. Murphy Oil USA, Inc. is the primary operating subsidiary of Murphy Oil’s U.S. retail marketing business that was separated from Murphy Oil in connection with the spin-off. In consideration for the contribution, Murphy USA Inc. issued 46,743,216 shares of its common stock which, together with the 100 shares previously held by Murphy Oil, were distributed to Murphy Oil shareholders of record in the distribution. The description of the spin-off included under Item 1.01 and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K are incorporated in this Item 2.01 by reference.

Item 8.01 Other Events.

On August 30, 2013, Murphy Oil issued a press release announcing the completion of the spin-off. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of Murphy Oil dated as of June 30, 2013 and the unaudited pro forma condensed consolidated statements of income of Murphy Oil for the six months ended June 30, 2013 and for the year ended December 31, 2012 are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)           Exhibits

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.1	Tax Matters Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.2	Transition Services Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.3	Employee Matters Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.4	Trademark License Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
99.1	Press release issued by Murphy Oil Corporation, dated August 30, 2013, announcing the completion of the spin-off of Murphy USA Inc. from Murphy Oil Corporation.
99.2
Unaudited pro forma condensed consolidated balance sheet of Murphy Oil Corporation dated as of June 30, 2013 and the unaudited pro forma condensed consolidated statements of income of Murphy Oil for the six months ended June 30, 2013 and for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION
Date:	September 5, 2013	By:	/s/ John W. Eckart
			Name:	John W. Eckart
			Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.1	Tax Matters Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.2	Transition Services Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.3	Employee Matters Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
10.4	Trademark License Agreement, dated August 30, 2013, between Murphy Oil Corporation and Murphy USA Inc.
99.1	Press release issued by Murphy Oil Corporation, dated August 30, 2013, announcing the completion of the spin-off of Murphy USA Inc. from Murphy Oil Corporation.
99.2
Unaudited pro forma condensed consolidated balance sheet of Murphy Oil Corporation dated as of June 30, 2013 and the unaudited pro forma condensed consolidated statements of income of Murphy Oil for the six months ended June 30, 2013 and for the year ended December 31, 2012